Exhibit 99.1

AT THE COMPANY James W. Christmas Chairman and CEO (713) 877-8006	AT FINANCIAL RELATIONS BOARD Marilynn Meek - General Info (212) 827-3773 Susan Garland - Analysts (212) 827-3775

FOR IMMEDIATE RELEASE:
May 26, 2005

KCS ENERGY, INC. RECESSES SHAREHOLDER MEETING TO JUNE 10TH TO ALLOW ADDITIONAL
TIME FOR STOCKHOLDER VOTE

HOUSTON, TX, May 26, 2005 -- KCS Energy, Inc. (NYSE: KCS) announced today that its 2005 Annual Meeting of Stockholders, has been recessed until 9:00 a.m. Central Time on June 10, 2005 in order to give stockholders additional time to consider and to vote on the proposals contained in the Corporation’s 2005 Proxy Statement and supplemental proxy material.

KCS is an independent energy company engaged in the acquisition, exploration, development and production of natural gas and crude oil with operations in the Mid-Continent and Gulf Coast regions. For more information on KCS Energy, Inc., please visit the Company’s web site at http://www.kcsenergy.com

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